UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2024

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-31560	98-1597419
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

121 Woodlands Avenue 5
Singapore	739009
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6018-2562

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.00001 per share	STX	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

To assist investors in assessing the potential dilutive impact of the 3.50% Exchangeable Senior Notes due 2028 issued by Seagate HDD Cayman (“Seagate HDD”), an exempted company with limited liability organized under the laws of the Cayman Islands and a subsidiary of Seagate Technology Holdings plc (the “Company”), the Company is furnishing the following information.

On September 13, 2023, Seagate HDD issued $1,500 million in aggregate principal amount of 3.50% Exchangeable Senior Notes due 2028 (the “Notes”), maturing on June 1, 2028.

The initial exchange rate for the Notes is 12.1253 ordinary shares per $1,000 principal amount of Notes, which is equivalent to an initial exchange price of approximately $82.47 per share.

The Company calculates the incremental dilutive shares related to the notes using the if-converted method, as Seagate HDD is required under the indenture governing the Notes to settle the principal amount of the Notes in cash upon conversion and is currently required under its credit agreement to settle value in excess of the principal amount through the issuance of ordinary shares of the Company. The incremental dilutive shares are reflected in the Company’s GAAP earnings per share (“EPS”) calculation when the average market value of its ordinary shares for a reporting period exceeds the exchange price of $82.47 per share.

On September 13, 2023, the Company and Seagate HDD entered into privately negotiated capped call transactions which are expected to reduce the potential dilution to the Company’s ordinary shares and/or offset any cash payments, that the Company is required to make upon exchange of the Notes in excess of the principal amount. Under the capped call transactions, the incremental dilution to the Company’s Non-GAAP earning per share (“EPS”) occurs if the average market value is greater than the strike price of the capped call transactions, with such reduction or offset being subject to a cap. The cap price of the capped call transactions is initially $107.8480 per share.

The following table is for illustrative purposes and reflects the potential dilutive shares that would be included in the calculation of our future GAAP and Non-GAAP earning per share (“EPS”) following the exchange transactions based on a hypothetical quarterly average market price of our common stock at the initial conversion rate.

For further details regarding the Notes, please reference the Company’s reports filed with the Securities and Exchange Commission and the Indenture for the Notes, dated as of September 13, 2023, and filed with the Company’s Form 8-K on September 13, 2023. The amounts set forth below have not been audited.

The information in this Item 7.01 is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such section.

Seagate Technology Holdings plc

Hypothetical Dilution Table

(In thousands except stock price)

Hypothetical Quarterly Average Stock Price (1)	If-Converted Method Dilutive Shares GAAP EPS (2)	Adjustment from Capped Calls	Net Dilutive Shares non-GAAP EPS
$70.00	—	—	—
$75.00	—	—	—
$80.00	—	—	—
$85.00	541	(541)	—
$90.00	1,521	(1,521)	—
$95.00	2,399	(2,399)	—
$100.00	3,188	(3,188)	—
$105.00	3,902	(3,902)	—
$107.85	4,280	(4,280)	—
$110.00	4,552	(4,196)	356
$115.00	5,145	(4,013)	1,131
$120.00	5,688	(3,846)	1,842
$125.00	6,188	(3,692)	2,496
$130.00	6,650	(3,550)	3,099
$135.00	7,077	(3,419)	3,658
$140.00	7,474	(3,297)	4,177
$145.00	7,843	(3,183)	4,660
$150.00	8,188	(3,077)	5,111

(1)	The “Hypothetical Average Quarterly Stock Price” is presented up to $150 per share, however dilution would continue beyond $150 per share
(2)	Represents total shares underlying the Exchangeable Senior Notes, required to be included in diluted GAAP EPS

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements include, among other things, statements about the total potential dilutive shares that would be included in the calculation of GAAP and Non-GAAP EPS. Forward-looking statements generally can be identified by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” “will continue,” “can,” “could” or the negative of these words, variations of these words and comparable terminology, in each case, intended to refer to future events or circumstances. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are subject to various uncertainties and risks that could cause the Company’s actual results to differ materially from historical experience and the Company’s present expectations or projections. These risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s latest periodic report on Form 10-Q or Form 10-K filed with the U.S. Securities and Exchange Commission. Undue reliance should not be placed on the forward-looking statements in this document, which are based on information available to us on, and which speak only as of, the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

Date: April 16, 2024	By:	/s/ Gianluca Romano
	Name:	Gianluca Romano
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)